Exhibit 32.2

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER
 PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael A. Reisner, Co-Chief Executive Officer and Co-President of ICON Capital Corp., the General Partner of the Registrant, in connection with the Quarterly Report of ICON Income Fund Eight B L.P. (the “LP”) on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the LP.

Date: May 13, 2009

/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer and Co-President ICON Capital Corp. General Partner of ICON Income Fund Eight B L.P.